Exhibit 99.1

CWAN Announces Fourth Quarter 2025 Financial Results

Quarterly Revenue of $217.5 Million, Up 72% Year-Over-Year
Annualized Recurring Revenue of $841 Million, Up 77% Year-Over-Year
Adjusted EBITDA of $74.1 Million, Up 78% Year-Over-Year
Operating Cash Flows of $55.3 Million Enabled Repayment of $17 Million of Debt

BOISE, Idaho — February 18, 2026 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“CWAN” or the “Company”), the most comprehensive technology platform for investment management, today announced its financial results for the quarter ended December 31, 2025.
“We delivered a strong end to 2025 with Q4 revenue of $217.5 million, up 72% year-over-year. Our GenAI investments are producing meaningful internal efficiencies, driving Non-GAAP gross margin to a record 79.2%. Adjusted EBITDA was ahead of our expectations as well, growing 77.7% year-over-year to $74.1 million.” said Sandeep Sahai, CEO at CWAN. “Beyond the numbers, Q4 was a transformative quarter that positions us to accelerate our vision of reimagining institutional investment management. Despite many moving parts, the team executed at an extraordinary level. Sequential ARR growth of over $33 million is a testament to the capability and focus of our employees.”
“The industry is changing at an unprecedented pace. Portfolios span public and private assets, data volumes are exploding, and clients need real-time intelligence. Since Clearwater Connect, we’ve seen a 10x increase in the number of clients using agentic workflows. We now have nearly 1,000 AI agents available for deployment across more than $10 trillion in client assets, reducing manual reconciliation by 90%, accelerating regulatory reporting by 80%, and speeding close cycles by 50%,” continued Sahai. “The foundation we’re building—integrating and strengthening Enfusion, Beacon, and our core platform with AI, natively handles the complexity of today’s global portfolios. Looking ahead, we look forward to accelerating our focus and ability to solve the industry’s hardest problems, deliver the agentic solutions our clients need, and lead the future of investing.”
Fourth Quarter 2025 Financial Results Summary
•Revenue: Total revenue for the fourth quarter of 2025 was $217.5 million, an increase of 72%, from $126.5 million in the fourth quarter of 2024.
•Gross Profit: Gross profit for the fourth quarter of 2025 increased to $146.2 million, which equates to a 67.2% GAAP gross margin, compared with gross profit of $92.9 million and GAAP gross margin of 73.5% in the fourth quarter of 2024. Non-GAAP gross profit for the fourth quarter of 2025 was $172.2 million, which equates to a 79.2% non-GAAP gross margin, compared with non-GAAP gross profit of $99.7 million and non-GAAP gross margin of 78.8% in the fourth quarter of 2024.
•Net Income/(Loss): Net loss for the fourth quarter of 2025 was $12.5 million, compared with net income of $420.3 million in the fourth quarter of 2024. Non-GAAP net income for the fourth quarter of 2025 increased to $44.4 million, an increase of 30.7% from $33.9 million in the fourth quarter of 2024.
•Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2025 was $74.1 million, an increase of 78%, from $41.7 million in the fourth quarter of 2024. Adjusted EBITDA margin for the fourth quarter of 2025 was 34.1%, an increase of 110 basis points over the fourth quarter of 2024.
•Cash Flows: Operating cash flows for the fourth quarter of 2025 were $55.3 million. Free cash flows for the fourth quarter of 2025 were $52.3 million.

•Net Loss Per Share and Non-GAAP Net Income Per Share: Net loss per basic and diluted share was $0.04 in the fourth quarter of 2025. Non-GAAP net income per basic and diluted share was $0.15 in the fourth quarter of 2025.
•Cash, cash equivalents, and investments were $91.2 million as of December 31, 2025. Total debt, net of debt issuance cost, was $822.6 million as of December 31, 2025.
Fourth Quarter 2025 Key Metrics Summary
•Annualized Recurring Revenue: As of December 31, 2025, annualized recurring revenue (“ARR”) reached $841 million, an increase of 77% from $475 million as of December 31, 2024.
ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the     number of days in the month and multiplying by 365.
•Gross Revenue Retention Rate: As of December 31, 2025, the gross revenue retention rate was 98%.
Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.
•Net Revenue Retention Rate: As of December 31, 2025, the net revenue retention rate was 109% up from 108% in September 30, 2025.
Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.
Recent Business Highlights
•On September 3, 2025, at our Investor Day, we announced that our Board of Directors authorized a $100 million share repurchase program. We repurchased approximately 510,000 CWAN shares in the quarter for $9.2 million at an average price of $17.97 per share. All of the shares that were repurchased in the fourth quarter were repurchased pursuant to a 10b5-1 Plan. We have $82 million remaining under the authorization.
•CWAN embedded agentic AI capabilities directly into its Beacon risk and quantitative analytics platform to significantly accelerate model validation, and exposure analysis for institutional investors. The AI operates within Beacon’s core calculation engine on live portfolio data, eliminating manual workflows and enabling near real-time risk insights. This enhancement allows risk teams to validate models faster, run natural-language scenario analysis, and automate complex risk workflows with full auditability and governance.
•As of December 31, 2025 we had over 2,500 clients, 152 of whom generated ARR of more than $1 million. In the fourth quarter, we closed multiple 7-figure deals including new client wins with Beacon by CWAN. The incredible progress we’ve demonstrated expanding our client base, speaks to the strength of our solutions and the disruptive nature of our front-to-back offering.
•Generali Deutschland AG selected CWAN to modernize and scale its €40 billion, unit-linked fund (ULF) life insurance operations across four subsidiaries, positioning the insurer for accelerated growth in one of Europe’s fastest-expanding markets. The multi-year agreement will consolidate portfolio management, order execution, and reconciliation on a single front-to-back platform, delivering real-time data, standardizing processes, and automated controls. Designed to support multiple accounting standards and evolving European regulatory requirements, the deployment is expected to enhance operational agility, transparency, and efficiency.
•BarmeniaGothaer Asset Management AG has selected Clearwater Analytics as its strategic investment management platform provider. As the in-house asset manager of the BarmeniaGothaer Group, Barmenia Gothaer Asset Management AG currently manages approximately 50 billion EUR. BarmeniaGothaer is one of Germany’s top 10 insurers with 8.6 billion EUR in premium income. This client exemplifies how leading European insurers are turning to Clearwater’s single instance multi-tenant architecture to improve operational efficiency and leverage AI capabilities in an increasingly complex capital markets environment.

•On December 20, 2025, the Company entered into an Agreement and Plan of Merger to be acquired in a transaction (the “Proposed Transaction”) valued at approximately $8.4 billion by a Permira and Warburg Pincus-led investor group, with participation from Temasek, and key support from Francisco Partners (collectively, the “Investor Group”). Under the terms of the agreement, Company stockholders will receive $24.55 per share in cash upon completion of the Proposed Transaction.
Earnings Conference Call and Guidance
As a result of the execution of a definitive agreement under which the Investor Group will acquire all of the outstanding shares of the Company's common stock in an all-cash transaction, as announced on December 21, 2025, the Company will not host an earnings conference call or webcast to discuss its fourth quarter and full year 2025 financial results nor provide forward-looking guidance.
CWAN currently expects to close the Proposed Transaction in the second quarter of 2026.
About CWAN
CWAN (NYSE: CWAN) is transforming investment management with the industry’s most comprehensive cloud-native platform for institutional investors across global public and private markets. While legacy systems create risk, inefficiency, and data fragmentation, CWAN’s single-instance, multi-tenant architecture delivers real-time data and AI-driven insights throughout the investment lifecycle. The platform eliminates information silos by integrating portfolio management, trading, investment accounting, reconciliation, regulatory reporting, performance, compliance, and risk analytics in one unified system. Serving leading insurers, asset managers, hedge funds, banks, corporations, and governments, CWAN supports over $10 trillion in assets globally. Learn more at www.cwan.com.

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Investor Contact:
Kamil Mielczarek | +1 208-510-6856 | investors@cwan.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@cwan.com
Use of non-GAAP Information
This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.
The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.
The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

Use of Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's expectations with respect to the proposed transaction, including the timing thereof, and the Company’s possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from the Company’s current expectations and include, but are not limited to: (A) risks related to the Proposed Transactions, including (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; (vi) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (vii) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; (viii) certain restrictions during the pendency of the Proposed Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) risks that the anticipated benefits of the Proposed Transaction are not realized when and as expected; (x) the availability of capital and financing and rating agency actions in connection with the Proposed Transaction; (B) ongoing risks such as those related to (i) the Company’s ability to successfully integrate the operations and technology of its acquisitions of Enfusion, Beacon and Bistro (the “Acquisitions”) with those of the Company and to obtain third party data rights, retain and incentivize the employees of the Acquisitions following the close of the Acquisitions, retain the Acquisitions’ clients, repay debt incurred in connection with the Acquisitions and meet financial covenants to be imposed in connection with such debt; (ii) risks that synergies and growth from the Acquisitions may not be fully realized or may take longer to realize than expected, (iii) the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, (iv) competitors in its industry, (v) the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, (vi) the Company's ability to manage growth, (vii) the Company’s ability to attract and retain skilled employees, (viii) the possibility that the Company’s solutions fail to perform properly, (ix) disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, (x) the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, (xi) factors related to the Company's ownership structure; and (C) other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 18, 2026, and in other periodic reports filed by the Company with the SEC. These filings are available at www.sec.gov and on the Company’s website.
Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$91,245	$177,350
Short-term investments	—	78,139
Accounts receivable, net	167,348	106,151
Prepaid expenses and other current assets	36,977	23,006
Total current assets	295,570	384,646
Property, equipment and software, net	26,607	14,797
Operating lease right-of-use assets, net	34,300	24,797
Deferred contract costs, non-current	13,017	7,013
Debt issuance costs - line of credit	3,467	339
Deferred tax assets, net	695,998	602,500
Other non-current assets	5,336	3,340
Intangible assets, net	687,578	30,868
Goodwill	1,270,056	70,971
Long-term investments	—	30,301
Total assets	$3,031,929	$1,169,572
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,096	$2,934
Accrued expenses and other current liabilities	112,249	55,654
Deferred revenue	21,860	7,329
Notes payable, current portion	8,000	2,750
Operating lease liability, current portion	15,138	8,350
Tax receivable agreement liability	—	35
Total current liabilities	161,343	77,052
Notes payable, less current maturities and unamortized debt issuance costs	814,643	43,164
Operating lease liability, less current portion	22,555	17,655
Other long-term liabilities	2,296	1,470
Total liabilities	1,000,837	139,341
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 291,426,648 shares issued and outstanding as of December 31, 2025, 212,857,580 shares issued and outstanding as of December 31, 2024	291	213
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 2,017,754 share issued and outstanding as of December 31, 2025, no share issued and outstanding as of December 31, 2024	2	—
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025, 12,542,110 shares issued and outstanding as of December 31, 2024	—	13
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025, 22,243,668 shares issued and outstanding as of December 31, 2024	—	22
Additional paid-in-capital	1,754,387	725,174
Accumulated other comprehensive (loss) income	7,089	(1,113)
Retained earnings	259,963	283,946
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	2,021,732	1,008,255
Non-controlling interests	9,360	21,976
Total stockholders' equity	2,031,092	1,030,231
Total liabilities and stockholders' equity	$3,031,929	$1,169,572

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$217,457	$126,465	$731,368	$451,803
Cost of revenue(1)	71,236	33,561	239,220	122,987
Gross profit	146,221	92,904	492,148	328,816
Operating expenses:
Research and development(1)	57,009	40,904	196,228	150,558
Sales and marketing(1)	45,857	17,885	149,180	67,254
General and administrative(1)	50,098	32,896	154,426	98,770
Total operating expenses	152,964	91,685	499,834	316,582
Income (loss) from operations	(6,743)	1,219	(7,686)	12,234
Interest expense	15,162	1,069	45,664	4,325
Tax receivable agreement expense	—	41,637	—	53,181
Other income, net	(249)	(4,649)	(3,678)	(15,209)
Loss before income taxes	(21,656)	(36,838)	(49,672)	(30,063)
Provision for (benefit from) income taxes	(9,131)	(457,143)	(9,418)	(457,648)
Net income (loss)	(12,525)	420,305	(40,254)	427,585
Less: Net income (loss) attributable to non-controlling interests	(295)	819	(1,447)	3,207
Net income (loss) attributable to Clearwater Analytics Holdings, Inc.	$(12,230)	$419,486	$(38,807)	$424,378

Net earnings (loss) per share attributable to Class A and Class D common stock:
Basic	$(0.04)	$1.85	$(0.14)	$1.93
Diluted	$(0.04)	$1.63	$(0.14)	$1.68

Weighted average shares of Class A and Class D common stock outstanding:
Basic	288,607,569	226,571,994	271,323,558	219,316,625
Diluted	288,607,569	258,131,701	271,323,558	254,362,539

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$3,965	$3,755	$16,445	$13,634
Operating expenses:
Research and development	9,247	9,326	33,835	36,093
Sales and marketing	10,499	4,885	37,369	15,304
General and administrative	9,455	10,176	40,247	38,170
Total equity-based compensation expense	$33,166	$28,142	$127,896	$103,201

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income (loss)	$(12,525)	$420,305	$(40,254)	$427,585
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	29,489	3,451	85,541	12,181
Noncash operating lease cost	4,383	2,341	16,682	9,221
Equity-based compensation	33,166	28,142	127,896	103,201
Amortization of deferred contract acquisition costs	4,362	1,692	11,487	5,265
Amortization of debt issuance costs, included in interest expense	977	71	2,770	280
Debt extinguishment costs	—	—	419	—
Provision for bad debt	488	—	2,165	—
Deferred tax benefit	(9,877)	(456,956)	(12,607)	(460,032)
Accretion of discount on investments	—	(452)	(284)	(2,185)
Realized gain on investments	—	—	(112)	(35)
Changes in operating assets and liabilities, excluding the impact of business acquisitions:
Accounts receivable, net	(15,045)	(5,774)	(11,148)	(13,648)
Prepaid expenses and other assets	(2,539)	3,066	(11,159)	5,627
Deferred contract acquisition costs	(8,325)	(2,826)	(17,036)	(6,242)
Accounts payable	624	(1,317)	(1,341)	269
Accrued expenses and other liabilities	28,599	8,110	22,449	11,693
Tax receivable agreement liability	—	(28,793)	(35)	(18,859)
Other long-term liabilities	1,554	—	463	—
Net cash provided by (used in) operating activities	55,331	(28,940)	175,896	74,321
INVESTING ACTIVITIES
Purchases of property, equipment and software	(3,042)	(822)	(11,554)	(5,259)
Purchases of intangible assets	—	—	(10,239)	—
Purchase of held to maturity investments	—	—	(4,686)	(3,009)
Purchases of available-for-sale investments	—	(20,662)	—	(114,572)
Proceeds from sale of available-for-sale investments	—	—	89,479	—
Proceeds from maturities of investments	3,341	20,550	23,716	107,417
Acquisition of business, net of cash acquired	—	—	(1,074,754)	(40,121)
Payment of initial direct costs for operating lease	—	—	(89)	(104)
Net cash provided by (used in) investing activities	299	(934)	(988,127)	(55,648)
FINANCING ACTIVITIES
Proceeds from exercise of options	—	38	168	248
Taxes paid related to net share settlement of equity awards	(1,517)	(12,638)	(33,749)	(55,301)
Repurchase of common stock	(9,551)	—	(18,054)	—
Proceeds from borrowings, net of payment of debt issuance costs	—	—	924,475	—
Repayments of borrowings	(17,000)	(688)	(154,063)	(2,750)
Proceeds from employee stock purchase plan	3,320	1,898	6,636	4,693
Payment of tax distributions	—	(3,873)	—	(3,873)
Payment of business acquisition holdback liability	—	(3,905)	—	(4,685)

Net cash provided by (used in) financing activities	(24,748)	(19,168)	725,413	(61,668)
Effect of exchange rate changes on cash and cash equivalents	(387)	(2,302)	713	(1,420)
Change in cash and cash equivalents during the period	30,495	(51,344)	(86,105)	(44,415)
Cash and cash equivalents, beginning of period	60,750	228,694	177,350	221,765
Cash and cash equivalents, end of period	$91,245	$177,350	$91,245	$177,350
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$14,250	$837	$31,142	$3,464
Cash paid for income taxes	$2,320	$800	$3,486	$1,979
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment included in accounts payable and accrued expense	$210	$38	$210	$38
Acquisition of Bistro intangible assets paid in common stock	$—	$—	$102,729	$—
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$3	$23	$3	$23

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended December 31,
	2025		2024
	(in thousands, except percentages)
Net income (loss)	$(12,525)	(6%)	$420,305	332%
Adjustments:
Interest expense	15,162	7%	1,069	1%
Depreciation and amortization	29,489	14%	3,451	3%
Equity-based compensation expense and related payroll taxes	33,797	16%	30,421	24%
Tax receivable agreement expense	—	—%	41,637	33%
Transaction expenses	17,508	8%	6,382	5%
Amortization of prepaid management fees and reimbursable expenses	21	0%	210	0%
Benefit from income taxes	(9,131)	(4%)	(457,143)	(361)%
Other income, net	(249)	0%	(4,649)	(4%)
Adjusted EBITDA	$74,072	34%	$41,683	33%
Revenue	$217,457	100%	$126,465	100%

	Year Ended December 31,
	2025		2024
	(in thousands, except percentages)
Net income (loss)	$(40,254)	(6%)	$427,585	95%
Adjustments:
Interest expense	45,664	6%	4,325	1%
Depreciation and amortization	85,541	12%	12,181	3%
Equity-based compensation expense and related payroll taxes	134,533	18%	110,961	25%
Tax receivable agreement expense	—	—%	53,181	12%
Transaction expenses	35,773	5%	8,308	2%
Amortization of prepaid management fees and reimbursable expenses	29	0%	1,990	0%
Benefit from income taxes	(9,418)	(1%)	(457,648)	(101%)
Other income, net	(3,678)	(1%)	(15,209)	(3%)
Adjusted EBITDA	$248,190	34%	$145,674	32%
Revenue	$731,368	100%	$451,803	100%

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$55,331	$(28,940)	$175,896	$74,321
Less: Purchases of property and equipment	3,042	822	11,554	5,259
Free cash flow	$52,289	$(29,762)	$164,342	$69,062

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$217,457	$126,465	$731,368	$451,803

Gross profit	$146,221	$92,904	$492,148	$328,816
Adjustments:
Equity-based compensation expense and related payroll taxes	4,078	3,963	17,896	14,546
Depreciation and amortization	21,865	2,840	63,980	10,137
Gross profit, non-GAAP	$172,164	$99,707	$574,024	$353,499
As a percentage of revenue, non-GAAP	79%	79%	78%	78%

Cost of revenue	$71,236	$33,561	$239,220	$122,987
Adjustments:
Equity-based compensation expense and related payroll taxes	4,078	3,963	17,896	14,546
Depreciation and amortization	21,865	2,840	63,980	10,137
Cost of revenue, non-GAAP	$45,293	$26,758	$157,344	$98,304
As a percentage of revenue, non-GAAP	21%	21%	22%	22%

Research and development	$57,009	$40,904	$196,228	$150,558
Adjustments:
Equity-based compensation expense and related payroll taxes	9,416	11,091	35,654	41,356
Depreciation and amortization	556	156	1,542	736
Research and development, non-GAAP	$47,037	$29,657	$159,032	$108,466
As a percentage of revenue, non-GAAP	22%	23%	22%	24%

Sales and marketing	$45,857	$17,885	$149,180	$67,254
Adjustments:
Equity-based compensation expense and related payroll taxes	10,773	5,024	38,893	16,017
Depreciation and amortization	6,277	173	17,400	638
Sales and marketing, non-GAAP	$28,807	$12,688	$92,887	$50,599
As a percentage of revenue, non-GAAP	13%	10%	13%	11%

General and administrative	$50,098	$32,896	$154,426	$98,770
Adjustments:
Equity-based compensation expense and related payroll taxes	9,530	10,343	42,090	39,042
Depreciation and amortization	791	282	2,619	670
Amortization of prepaid management fees and reimbursable expenses	21	210	29	1,990
Transaction expenses	17,508	6,382	35,773	8,308
General and administrative, non-GAAP	$22,248	$15,679	$73,915	$48,760

As a percentage of revenue, non-GAAP	10%	12%	10%	11%

Income (loss) from operations	$(6,743)	$1,219	$(7,686)	$12,234
Adjustments:
Equity-based compensation expense and related payroll taxes	33,797	30,421	134,533	110,961
Depreciation and amortization	29,489	3,451	85,541	12,181
Amortization of prepaid management fees and reimbursable expenses	21	210	29	1,990
Transaction expenses	17,508	6,382	35,773	8,308
Income from operations, non-GAAP	$74,072	$41,683	$248,190	$145,674
As a percentage of revenue, non-GAAP	34%	33%	34%	32%

Net income (loss)	$(12,525)	$420,305	$(40,254)	$427,585
Adjustments:
Equity-based compensation expense and related payroll taxes	33,797	30,421	134,533	110,961
Depreciation and amortization	29,489	3,451	85,541	12,181
Tax receivable agreement expense	—	41,637	—	53,181
Amortization of prepaid management fees and reimbursable expenses	21	210	29	1,990
Transaction expenses	17,508	6,382	35,773	8,308
Tax impacts of adjustments to net income (loss)(1)	(23,921)	(468,459)	(60,969)	(496,779)
Net income, non-GAAP	$44,369	$33,947	$154,653	$117,427
As a percentage of revenue, non-GAAP	20%	27%	21%	26%

Net income per share - basic, non-GAAP	$0.15	$0.15	$0.57	$0.54
Net income per share - diluted, non-GAAP	$0.15	$0.13	$0.54	$0.46

Weighted average common shares outstanding - basic	288,607,569	226,571,994	271,323,558	219,316,625
Weighted average common shares outstanding - diluted	299,337,394	258,131,701	286,495,278	254,362,539
(1)The non-GAAP effective tax rate was 25% for the three months and year ended December 31, 2025 and 2024, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share. The Company excludes income tax benefits from discrete activities, including the income tax benefit related to the release of the US federal state valuation allowance, because of their nonrecurring nature.